             615 Quintard Avenue / Anniston, AL 36201 / (256) 241-1092

Southern States Bancshares, Inc. Announces Fourth Quarter 2022 Financial Results

Fourth Quarter 2022 Performance and Operational Highlights
•Net income of $10.6 million, or $1.18 per diluted share

•Core net income(1) of $8.1 million, or $0.90 per diluted share(1)

•Net interest income of $20.9 million, an increase of $1.4 million from the prior quarter

•Net interest margin (“NIM”) of 4.38%, up 23 basis points from the prior quarter

•NIM of 4.39% on a fully-taxable equivalent basis (“NIM - FTE”)(1)

•Return on average assets (“ROAA”) of 2.11%; return on average stockholders’ equity (“ROAE”) of 23.77%; and return on average tangible common equity (“ROATCE”)(1) of 26.49%

•Core ROAA(1) of 1.61%; and core ROATCE(1) of 20.21%

•Efficiency ratio of 40.81%, an improvement from 48.94% for the prior quarter

•Linked-quarter loan growth was 18.1% annualized(2)

•Linked-quarter deposit growth was 4.6% annualized(2)

•Completed the sale of two branches resulting in a $2.4 million net gain

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2) The sale of two branches on October 1, 2022 resulted in a $7.3 million reduction in loans and a $66.0 million reduction in deposits. The growth percentages are net of the accounts sold.

ANNISTON, Ala., January 23, 2023 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $10.6 million, or $1.18 diluted earnings per share, for the fourth quarter of 2022. This compares to net income of $6.7 million, or $0.75 diluted earnings per share, for the third quarter of 2022, and net income of $4.1 million, or $0.44 diluted earnings per share, for the fourth quarter of 2021. The Company reported core net income of $8.1 million, or $0.90 diluted core earnings per share, for the fourth quarter of 2022. This compares to core net income of $6.8 million, or $0.77 diluted core earnings per share, for the third quarter of 2022, and core net income of $4.3 million, or $0.47 diluted core earnings per share, for the fourth quarter of 2021 (see “Reconciliation of Non-GAAP Financial Measures”).

CEO Commentary

Stephen Whatley, Chairman and Chief Executive Officer of Southern States, said, “We are very pleased with our fourth-quarter and full-year results. Our talented bankers identified compelling opportunities throughout 2022, driving strong new business development. At the same time, we maintained underwriting discipline and excellent credit quality.”

“We grew loans by 18.1% annualized in the fourth quarter and 27.7% for the full year, culminating a year of robust production across our economically dynamic markets. This growth, combined with an increased net interest margin, fueled the expansion of our fourth-quarter net interest income, which increased by 7.5% from the prior quarter and by 48.2% from the fourth quarter of 2021.”
Mr. Whatley continued. “While our markets are healthy and our clients are cautiously optimistic, we are mindful of the slowing economic environment heading into 2023 and the lagging impact of rising interest rates on deposit costs. Our long-term commitment to prudent, selective lending and proactive expense management give us confidence in our ability to navigate the changing landscape and continue to drive strong risk-adjusted returns for our shareholders.”
“To that end, during the fourth quarter, we completed the sale of two branches as part of an ongoing effort to optimize our physical footprint. The branch sales resulted in a net gain of $2.4 million.”

Net Interest Income and Net Interest Margin

	Three Months Ended			% Change December 31, 2022 vs.
	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2022		December 31, 2021
	(Dollars in thousands)

Average interest-earning assets	$1,893,069	$1,859,104	$1,519,490	1.8%		24.6%
Net interest income	$20,884	$19,435	$14,096	7.5%		48.2%
Net interest margin	4.38%	4.15%	3.68%	23	bps	70	bps

Net interest income for the fourth quarter of 2022 was $20.9 million, an increase of 7.5% from $19.4 million for the third quarter of 2022. The increase was primarily attributable to growth, accompanied by an increase in net interest margin.

Relative to the fourth quarter of 2021, net interest income increased $6.8 million, or 48.2%. The increase was substantially the result of growth, accompanied by an increase in net interest margin.

Net interest margin for the fourth quarter of 2022 was 4.38%, compared to 4.15% for the third quarter of 2022. The increase was primarily due to the Company’s asset sensitive balance sheet as rates increased.

Relative to the fourth quarter of 2021, net interest margin increased from 3.68%. The increase was primarily due to the Company’s asset sensitive balance sheet as rates increased, coupled with the deployment of excess liquidity.

Noninterest Income

	Three Months Ended			% Change December 31, 2022 vs.
	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
	(Dollars in thousands)

Service charges on deposit accounts	$431	$508	$428	(15.2)%	0.7%
Swap fees	2	11	(6)	(81.8)%	(133.3)%
SBA/USDA fees	70	95	533	(26.3)%	(86.9)%
Mortgage origination fees	98	218	269	(55.0)%	(63.6)%
Net gain (loss) on securities	(86)	(143)	(40)	(39.9)%	115.0%
Other operating income	4,088	650	567	528.9%	621.0%
Total noninterest income	$4,603	$1,339	$1,751	243.8%	162.9%

Noninterest income for the fourth quarter of 2022 was $4.6 million, an increase of 243.8% from $1.3 million for the third quarter of 2022. The fourth quarter 2022 results included a $2.6 million gain on the sale of two branches and a bank owned life insurance ("BOLI") benefit claim of $774,000. This decrease was partially offset by a decrease in mortgage fees.

Relative to the fourth quarter of 2021, noninterest income increased 162.9% from $1.8 million. The fourth quarter 2022 results included a $2.6 million gain on the sale of two branches and a BOLI benefit claim of $774,000. This increase was partially offset by a decrease in SBA/USDA fees and mortgage fees during the fourth quarter of 2022.

Noninterest Expense

	Three Months Ended			% Change December 31, 2022 vs.
	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
	(Dollars in thousands)

Salaries and employee benefits	$6,738	$6,152	$5,563	9.5%	21.1%
Equipment and occupancy expenses	730	764	943	(4.5)%	(22.6)%
Data processing fees	711	599	563	18.7%	26.3%
Regulatory assessments	165	235	263	(29.8)%	(37.3)%
Other operating expenses	2,092	2,487	2,280	(15.9)%	(8.2)%
Total noninterest expenses	$10,436	$10,237	$9,612	1.9%	8.6%

Noninterest expense for the fourth quarter of 2022 was $10.4 million, an increase of 1.9% from $10.2 million for the third quarter of 2022. The increase was primarily attributable to an increase in salaries and benefits as a result of expense related to the issuance of restricted stock units in a deferred compensation plan. Also included in the fourth quarter of 2022 was $200,000 in expenses associated with the sale of the branches. The increase was partially offset by a decrease in fraud losses as a portion was recovered in the fourth quarter of 2022.

Relative to the fourth quarter of 2021, noninterest expense increased 8.6% from $9.6 million. The increase was primarily attributable to an increase in salaries and benefits as a result of additional incentive accruals based on operating results along with expense related to the issuance of restricted stock units in a deferred compensation plan.

Loans and Credit Quality

	Three Months Ended			% Change December 31, 2022 vs.
	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
	(Dollars in thousands)

Core loans	$1,592,707	$1,530,129	$1,244,914	4.1%	27.9%
PPP loans	—	—	9,203	—%	NM
Gross loans	1,592,707	1,530,129	1,254,117	4.1%	27.0%
Unearned income	(5,543)	(5,139)	(3,817)	7.9%	45.2%
Loans, net of unearned income (“Loans”)	$1,587,164	$1,524,990	$1,250,300	4.1%	26.9%
Average loans, net of unearned (“Average loans”)	$1,563,255	$1,480,735	$1,191,688	5.6%	31.2%

Nonperforming loans (“NPL”)	$2,245	$3,950	$1,972	(43.2)%	13.8%
Provision for loan losses	$1,938	$1,663	$732	16.5%	164.8%
Allowance for loan losses (“ALLL”)	$20,156	$18,423	$14,844	9.4%	35.8%
Net charge-offs (recoveries)	$205	$47	$(15)	336.2%	(1466.7)%
NPL to gross loans	0.14%	0.26%	0.16%
Net charge-offs (recoveries) to average loans(1)	0.05%	—%	—%
ALLL to loans	1.27%	1.21%	1.19%

(1) Ratio is annualized.
NM = Not meaningful

Loans, net of unearned income were $1.6 billion at December 31, 2022, up $62.2 million from September 30, 2022 and up $336.9 million from December 31, 2021. The linked-quarter increase in loans was primarily attributable to growth across our footprint.

Nonperforming loans totaled $2.2 million, or 0.14% of gross loans, at December 31, 2022, compared with $4.0 million, or 0.26% of gross loans, at September 30, 2022, and $2.0 million, or 0.16% of gross loans, at December 31, 2021. The $1.7 million net decrease in nonperforming loans in the fourth quarter was primarily attributable to one commercial real estate loan that was moved back to accruing status. The $273,000 net increase in nonperforming loans from December 31, 2021 was primarily attributable to loans being added and removed from nonaccrual status, none of which were significant.

The Company recorded a provision for loan losses of $1.9 million for the fourth quarter of 2022, compared to $1.7 million for the third quarter of 2022. The provision was primarily due to changes in our qualitative economic factors.

Net charge-offs for the fourth quarter of 2022 were $205,000, or 0.05% of average loans, compared to net charge-offs of $47,000, or 0.00% of average loans, for the third quarter of 2022, and net recoveries of $15,000, or 0.00% of average loans, for the fourth quarter of 2021.

The Company’s allowance for loan losses was 1.27% of total loans and 897.82% of nonperforming loans at December 31, 2022, compared with 1.21% of total loans and 466.41% of nonperforming loans at September 30, 2022.

Deposits

	Three Months Ended			% Change December 31, 2022 vs.
	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
	(Dollars in thousands)

Noninterest-bearing deposits	$460,977	$499,613	$541,546	(7.7)%	(14.9)%
Interest-bearing deposits	1,259,766	1,267,479	1,014,905	(0.6)%	24.1%
Total deposits	$1,720,743	$1,767,092	$1,556,451	(2.6)%	10.6%

Total deposits were $1.7 billion at December 31, 2022, compared with $1.8 billion at September 30, 2022 and $1.6 billion at December 31, 2021. The $46.3 million decrease in total deposits in the fourth quarter was substantially due to the sale of two branches in October, which resulted in a $66.0 million reduction in total deposits. Excluding the sale, total deposits had a net increase of $19.7 million due to a $43.7 million increase in interest-bearing account balances that more than offset a decrease of $24.0 million in noninterest-bearing deposits.

Capital

	December 31, 2022		September 30, 2022		December 31, 2021
	Company	Bank	Company	Bank	Company	Bank

Tier 1 capital ratio to average assets	8.82%	12.17%	8.44%	11.49%	9.74%	10.44%
Risk-based capital ratios:
Common equity tier 1 (“CET1”) capital ratio	8.82%	12.17%	8.73%	11.89%	10.35%	11.09%
Tier 1 capital ratio	8.82%	12.17%	8.73%	11.89%	10.35%	11.09%
Total capital ratio	14.29%	13.18%	12.26%	12.87%	11.33%	12.07%

As of December 31, 2022, total stockholders’ equity was $181.7 million, compared with $170.3 million at September 30, 2022. The increase of $11.4 million was substantially due to strong earnings growth.

About Southern States Bancshares, Inc.
Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 13 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given the inflationary environment, the COVID-19 pandemic and governmental responses. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and in other SEC filings under the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this press release and may include statements about business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information

Lynn Joyce	Kevin Dobbs
(205) 820-8065	(310) 622-8245
ljoyce@ssbank.bank	ssbankir@finprofiles.com

SELECT FINANCIAL DATA
(In thousands, except share and per share amounts)

	Three Months Ended			Year Ended December 31,
	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021

Results of Operations
Interest income	$26,706	$22,520	$15,171	$82,850	$57,777
Interest expense	5,822	3,085	1,075	11,512	4,864
Net interest income	20,884	19,435	14,096	71,338	52,913
Provision for loan losses	1,938	1,663	732	5,605	2,982
Net interest income after provision	18,946	17,772	13,364	65,733	49,931
Noninterest income	4,603	1,339	1,751	8,677	10,803
Noninterest expense	10,436	10,237	9,612	39,614	36,435
Income tax expense(1)	2,521	2,174	1,445	7,725	5,732
Net income	$10,592	$6,700	$4,058	$27,071	$18,567
Core net income(2)	$8,081	$6,806	$4,256	$24,975	$15,956

Share and Per Share Data
Shares issued and outstanding	8,706,920	8,705,920	9,012,857	8,706,920	9,012,857
Weighted average shares outstanding:
Basic	8,707,026	8,693,745	9,012,857	8,774,860	8,198,188
Diluted	8,932,585	8,871,116	9,125,872	8,949,669	8,316,536
Earnings per share:
Basic	$1.22	$0.77	$0.45	$3.08	$2.26
Diluted	$1.18	$0.75	$0.44	$3.02	$2.23
Core - diluted(2)	$0.90	$0.77	$0.47	$2.79	$1.92
Book value per share	$20.87	$19.56	$19.66	$20.87	$19.66
Tangible book value per share(2)	$18.79	$17.48	$17.62	$18.79	$17.62
Cash dividends declared	$0.09	$0.09	$0.09	$0.36	$0.36

Performance and Financial Ratios
ROAA	2.11%	1.35%	0.99%	1.43%	1.23%
ROAE	23.77%	15.42%	9.15%	15.55%	11.80%
Core ROAA(2)	1.61%	1.37%	1.04%	1.32%	1.06%
ROATCE(2)	26.49%	17.24%	10.22%	17.37%	13.38%
Core ROATCE(2)	20.21%	17.51%	10.72%	16.02%	11.50%
NIM	4.38%	4.15%	3.68%	3.99%	3.78%
NIM - FTE(2)	4.39%	4.17%	3.70%	4.01%	3.80%
Net interest spread	3.84%	3.86%	3.54%	3.68%	3.63%
Yield on loans	6.05%	5.37%	4.75%	5.27%	4.89%
Yield on interest-bearing assets	5.60%	4.81%	3.96%	4.64%	4.13%
Cost of interest-bearing liabilities	1.76%	0.95%	0.42%	0.96%	0.50%
Cost of funds(3)	1.29%	0.69%	0.30%	0.68%	0.36%
Cost of interest-bearing deposits	1.52%	0.82%	0.39%	0.79%	0.47%
Cost of total deposits	1.09%	0.58%	0.27%	0.55%	0.33%
Noninterest deposits to total deposits	26.79%	28.27%	34.79%	26.79%	34.79%
Total loans to total deposits	92.24%	86.30%	80.33%	92.24%	80.33%
Efficiency ratio	40.81%	48.94%	60.50%	49.12%	57.13%
Core efficiency ratio(2)	45.98%	48.94%	59.07%	50.97%	60.13%

(1) Three months ended and year ended December 31, 2022 include a $540,000 investment tax credit.
(2) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(3) Includes total interest-bearing liabilities and noninterest deposits.

SELECT FINANCIAL DATA
(In thousands)

	Three Months Ended			Year Ended December 31,
	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021

Financial Condition (ending)
Total loans	$1,587,164	$1,524,990	$1,250,300	$1,587,164	$1,250,300
Total securities	175,196	170,375	151,844	175,196	151,844
Total assets	2,044,866	2,052,725	1,782,592	2,044,866	1,782,592
Total noninterest bearing deposits	460,977	499,613	541,546	460,977	541,546
Total deposits	1,720,743	1,767,092	1,556,451	1,720,743	1,556,451
Total borrowings	117,295	93,020	38,448	117,295	38,448
Total liabilities	1,863,147	1,882,400	1,605,394	1,863,147	1,605,394
Total shareholders’ equity	$181,719	$170,325	$177,198	$181,719	$177,198

Financial Condition (average)
Total loans	$1,563,255	$1,480,735	$1,191,688	$1,421,376	$1,118,386
Total securities	188,765	185,670	140,201	178,755	122,425
Other interest-earning assets	141,049	192,699	187,601	187,263	158,243
Total interest-bearing assets	1,893,069	1,859,104	1,519,490	1,787,394	1,399,054
Total assets	1,994,087	1,966,556	1,628,804	1,893,044	1,510,114
Noninterest-bearing deposits	477,301	491,917	439,142	496,486	378,868
Interest-bearing deposits	1,216,492	1,207,797	965,457	1,127,637	922,870
Total deposits	1,693,793	1,699,714	1,404,599	1,624,123	1,301,738
Total borrowings	99,111	75,039	38,448	76,379	41,733
Total interest-bearing liabilities	1,315,603	1,282,836	1,003,905	1,204,016	964,603
Total shareholders’ equity	$176,769	$172,402	$175,913	$174,107	$157,277

Asset Quality
Nonperforming loans	$2,245	$3,950	$1,972	$2,245	$1,972
Other real estate owned (“OREO”)	$2,930	$2,930	$2,930	$2,930	$2,930
Nonperforming assets (“NPA”)	$5,175	$6,880	$4,902	$5,175	$4,902
Net charge-offs (recovery) to average loans(1)	0.05%	—%	—%	0.02%	—%
Provision for loan losses to average loans(1)	0.49%	0.45%	0.24%	0.39%	0.27%
ALLL to loans	1.27%	1.21%	1.19%	1.27%	1.19%
ALLL to gross loans	1.27%	1.20%	1.18%	1.27%	1.18%
ALLL to NPL	897.82%	466.41%	752.74%	897.82%	752.74%
NPL to loans	0.14%	0.26%	0.16%	0.14%	0.16%
NPL to gross loans	0.14%	0.26%	0.16%	0.14%	0.16%
NPA to gross loans and OREO	0.32%	0.45%	0.39%	0.32%	0.39%
NPA to total assets	0.25%	0.34%	0.27%	0.25%	0.27%

Regulatory and Other Capital Ratios
Total shareholders’ equity to total assets	8.89%	8.30%	9.94%	8.89%	9.94%
Tangible common equity to tangible assets(2)	8.07%	7.48%	9.00%	8.07%	9.00%
Tier 1 capital ratio to average assets	8.82%	8.44%	9.74%	8.82%	9.74%
Risk-based capital ratios:
CET1 capital ratio	8.82%	8.73%	10.35%	8.82%	10.35%
Tier 1 capital ratio	8.82%	8.73%	10.35%	8.82%	10.35%
Total capital ratio	14.29%	12.26%	11.33%	14.29%	11.33%

(1) Ratio is annualized.
(2) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	December 31, 2022 (Unaudited)	September 30, 2022 (Unaudited)	December 31, 2021 (Audited)

Assets
Cash and due from banks	$15,260	$17,394	$6,397
Interest-bearing deposits in banks	90,198	165,637	203,537
Federal funds sold	63,041	63,031	74,022
Total cash and cash equivalents	168,499	246,062	283,956

Securities available for sale, at fair value	155,544	150,718	132,172
Securities held to maturity, at amortized cost	19,652	19,657	19,672
Other equity securities, at fair value	5,243	5,694	9,232
Restricted equity securities, at cost	3,134	2,791	2,600
Loans held for sale	1,047	1,643	2,400

Loans, net of unearned income	1,587,164	1,524,990	1,250,300
Less allowance for loan losses	20,156	18,423	14,844
Loans, net	1,567,008	1,506,567	1,235,456

Premises and equipment, net	27,345	28,585	27,044
Accrued interest receivable	6,963	5,699	4,170
Bank owned life insurance	29,186	29,677	22,201
Annuities	15,478	15,564	12,888
Foreclosed assets	2,930	2,930	2,930
Goodwill	16,862	16,862	16,862
Core deposit intangible	1,226	1,302	1,500
Other assets	24,749	18,974	9,509

Total assets	$2,044,866	$2,052,725	$1,782,592

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$460,977	$499,613	$541,546
Interest-bearing	1,259,766	1,267,479	1,014,905
Total deposits	1,720,743	1,767,092	1,556,451

Other borrowings	(19)	19,978	12,498
FHLB advances	31,000	26,000	25,950
Subordinated notes	86,314	47,042	—
Accrued interest payable	584	359	132
Other liabilities	24,525	21,929	10,363

Total liabilities	1,863,147	1,882,400	1,605,394

Stockholders' equity:
Common stock	43,714	43,529	45,064
Capital surplus	76,785	75,835	80,640
Retained earnings	73,764	63,956	49,858
Accumulated other comprehensive income (loss)	(11,048)	(12,403)	2,113
Unvested restricted stock	(477)	(592)	(477)
Vested restricted stock units	(1,019)	—	—

Total stockholders' equity	181,719	170,325	177,198

Total liabilities and stockholders' equity	$2,044,866	$2,052,725	$1,782,592

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended			Year Ended December 31,
	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Interest income:
Loans, including fees	$23,853	$20,052	$14,280	$74,936	$54,709
Taxable securities	1,206	1,010	459	3,622	1,593
Nontaxable securities	322	323	294	1,253	1,023
Other interest and dividends	1,325	1,135	138	3,039	452
Total interest income	26,706	22,520	15,171	82,850	57,777

Interest expense:
Deposits	4,655	2,489	955	8,906	4,310
Other borrowings	1,167	596	120	2,606	554
Total interest expense	5,822	3,085	1,075	11,512	4,864

Net interest income	20,884	19,435	14,096	71,338	52,913
Provision for loan losses	1,938	1,663	732	5,605	2,982
Net interest income after provision for loan losses	18,946	17,772	13,364	65,733	49,931

Noninterest income:
Service charges on deposit accounts	431	508	428	1,863	1,528
Swap fees	2	11	(6)	49	931
SBA/USDA fees	70	95	533	646	3,968
Mortgage origination fees	98	218	269	815	1,465
Net gain (loss) on securities	(86)	(143)	(40)	(632)	(57)
Other operating income	4,088	650	567	5,936	2,968
Total noninterest income	4,603	1,339	1,751	8,677	10,803

Noninterest expenses:
Salaries and employee benefits	6,738	6,152	5,563	24,597	21,667
Equipment and occupancy expenses	730	764	943	2,918	3,640
Data processing fees	711	599	563	2,444	2,128
Regulatory assessments	165	235	263	925	952
Other operating expenses	2,092	2,487	2,280	8,730	8,048
Total noninterest expenses	10,436	10,237	9,612	39,614	36,435

Income before income taxes	13,113	8,874	5,503	34,796	24,299

Income tax expense	2,521	2,174	1,445	7,725	5,732

Net income	$10,592	$6,700	$4,058	$27,071	$18,567

Basic earnings per share	$1.22	$0.77	$0.45	$3.08	$2.26

Diluted earnings per share	$1.18	$0.75	$0.44	$3.02	$2.23

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$1,563,255	$23,853	6.05%	$1,480,735	$20,052	5.37%	$1,191,688	$14,280	4.75%
Taxable securities	132,222	1,206	3.62%	128,932	1,010	3.11%	86,292	459	2.11%
Nontaxable securities	56,543	322	2.26%	56,738	323	2.26%	53,909	294	2.16%
Other interest-earnings assets	141,049	1,325	3.73%	192,699	1,135	2.34%	187,601	138	0.29%
Total interest-earning assets	$1,893,069	$26,706	5.60%	$1,859,104	$22,520	4.81%	$1,519,490	$15,171	3.96%
Allowance for loan losses	(19,374)			(17,250)			(14,421)
Noninterest-earning assets	120,392			124,702			123,735
Total Assets	$1,994,087			$1,966,556			$1,628,804

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	98,978	22	0.09%	114,517	26	0.09%	101,863	25	0.10%
Savings and money market accounts	794,692	3,126	1.56%	811,349	1,644	0.80%	599,948	625	0.41%
Time deposits	322,822	1,507	1.85%	281,931	819	1.15%	263,646	305	0.46%
FHLB advances	22,739	147	2.56%	27,380	102	1.47%	25,950	22	0.34%
Other borrowings	76,372	1,020	5.30%	47,659	494	4.12%	12,498	98	3.11%
Total interest-bearing liabilities	$1,315,603	$5,822	1.76%	$1,282,836	$3,085	0.95%	$1,003,905	$1,075	0.42%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$477,301			$491,917			$439,142
Other liabilities	24,414			19,401			9,844
Total noninterest-bearing liabilities	$501,715			$511,318			$448,986
Stockholders’ Equity	176,769			172,402			175,913
Total Liabilities and Stockholders’ Equity	$1,994,087			$1,966,556			$1,628,804

Net interest income		$20,884			$19,435			$14,096
Net interest spread(2)			3.84%			3.86%			3.54%
Net interest margin(3)			4.38%			4.15%			3.68%
Net interest margin - FTE(4)(5)			4.39%			4.17%			3.70%
Cost of funds(6)			1.29%			0.69%			0.30%
Cost of interest-bearing deposits			1.52%			0.82%			0.39%
Cost of total deposits			1.09%			0.58%			0.27%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 24.0% tax rate for the three months ended December 31, 2022 and September 30, 2022 and a 23.5% tax rate for the three months ended December 31, 2021.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Year Ended December 31,
	2022			2021
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$1,421,376	$74,936	5.27%	$1,118,386	$54,709	4.89%
Taxable securities	122,500	3,622	2.96%	77,281	1,593	2.06%
Nontaxable securities	56,255	1,253	2.23%	45,144	1,023	2.27%
Other interest-earnings assets	187,263	3,039	1.62%	158,243	452	0.29%
Total interest-earning assets	$1,787,394	$82,850	4.64%	$1,399,054	$57,777	4.13%
Allowance for loan losses	(16,883)			(13,276)
Noninterest-earning assets	122,533			124,336
Total Assets	$1,893,044			$1,510,114

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	109,786	100	0.09%	96,503	91	0.09%
Savings and money market accounts	754,830	5,988	0.79%	527,484	2,680	0.51%
Time deposits	263,021	2,818	1.07%	298,883	1,539	0.51%
FHLB advances	25,264	291	1.15%	30,636	143	0.47%
Other borrowings	51,115	2,315	4.53%	11,097	411	3.72%
Total interest-bearing liabilities	$1,204,016	$11,512	0.96%	$964,603	$4,864	0.50%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$496,486			$378,868
Other liabilities	18,435			9,366
Total noninterest-bearing liabilities	$514,921			$388,234
Stockholders’ Equity	174,107			157,277
Total Liabilities and Stockholders’ Equity	$1,893,044			$1,510,114

Net interest income		$71,338			$52,913
Net interest spread(2)			3.68%			3.63%
Net interest margin(3)			3.99%			3.78%
Net interest margin - FTE(4)(5)			4.01%			3.80%
Cost of funds(6)			0.68%			0.36%
Cost of interest-bearing deposits			0.79%			0.47%
Cost of total deposits			0.55%			0.33%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 24.0% tax rate for the year ended ended December 31, 2022 and a 23.5% tax rate for the year ended December 31, 2021.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

LOAN COMPOSITION
(Dollars in thousands)

	December 31, 2022		September 30, 2022		December 31, 2021
	Amount	% of gross	Amount	% of gross	Amount	% of gross

Real estate mortgages:
Construction and development	$255,736	16.1%	$222,159	14.5%	$174,480	13.9%
Residential	167,891	10.5%	164,296	10.7%	147,490	11.8%
Commercial	904,872	56.8%	889,942	58.2%	716,541	57.1%
Commercial and industrial	256,553	16.1%	243,577	15.9%	197,694	15.8%
PPP loans	—	—%	—	—%	9,203	0.7%
Consumer and other	7,655	0.5%	10,155	0.7%	8,709	0.7%
Gross loans	1,592,707	100.0%	1,530,129	100.0%	1,254,117	100.0%
Unearned income	(5,543)		(5,139)		(3,817)
Loans, net of unearned income	1,587,164		1,524,990		1,250,300
Allowance for loan losses	(20,156)		(18,423)		(14,844)
Loans, net	$1,567,008		$1,506,567		$1,235,456

DEPOSIT COMPOSITION
(Dollars in thousands)

	December 31, 2022		September 30, 2022		December 31, 2021
	Amount	% of total	Amount	% of total	Amount	% of total

Noninterest-bearing transaction	$460,977	26.8%	$499,613	28.3%	$541,546	34.8%
Interest-bearing transaction	837,127	48.6%	855,350	48.4%	704,326	45.3%
Savings	49,235	2.9%	78,687	4.5%	56,715	3.6%
Time deposits, $250,000 and under	307,145	17.8%	266,491	15.0%	224,556	14.4%
Time deposits, over $250,000	66,259	3.9%	66,951	3.8%	29,308	1.9%
Total deposits	$1,720,743	100.0%	$1,767,092	100.0%	$1,556,451	100.0%

Nonperfoming Assets
(Dollars in thousands)

	December 31, 2022	September 30, 2022	December 31, 2021

Nonaccrual loans	$2,245	$3,950	$1,478
Past due loans 90 days or more and still accruing interest	—	—	494
Total nonperforming loans	2,245	3,950	1,972
OREO	2,930	2,930	2,930
Total nonperforming assets	$5,175	$6,880	$4,902

Troubled debt restructured loans – nonaccrual(1)	832	1,011	940
Troubled debt restructured loans - accruing	1,292	1,307	1,072
Total troubled debt restructured loans	$2,124	$2,318	$2,012

Allowance for loan losses	$20,156	$18,423	$14,844
Loans, net of unearned income at the end of the period	$1,587,164	$1,524,990	$1,250,300
Gross loans outstanding at the end of period	$1,592,707	$1,530,129	$1,254,117
Total assets	$2,044,866	$2,052,725	$1,782,592
Allowance for loan losses to nonperforming loans	897.82%	466.41%	752.74%
Nonperforming loans to loans, net of unearned income	0.14%	0.26%	0.16%
Nonperforming loans to gross loans	0.14%	0.26%	0.16%
Nonperforming assets to gross loans and OREO	0.32%	0.45%	0.39%
Nonperforming assets to total assets	0.25%	0.34%	0.27%

Nonaccrual loans by category:
Real estate mortgages:
Construction & Development	$67	$70	$346
Residential Mortgages	565	550	167
Commercial Real Estate Mortgages	1,278	2,888	674
Commercial & Industrial	312	434	285
Consumer and other	23	8	6
Total	$2,245	$3,950	$1,478

(1) Troubled debt restructured loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

Allowance for Loan Losses
(Dollars in thousands)

	Three Months Ended			Year Ended December 31,
	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021

Average loans, net of unearned income	$1,563,255	$1,480,735	$1,191,688	$1,421,376	$1,118,386
Loans, net of unearned income	$1,587,164	$1,524,990	$1,250,300	$1,587,164	$1,250,300
Gross loans	$1,592,707	$1,530,129	$1,254,117	$1,592,707	$1,254,117
Allowance for loan losses at beginning of the period	$18,423	$16,807	$14,097	$14,844	$11,859
Charge-offs:
Construction and development	—	—	—	66	—
Residential	—	—	—	7	44
Commercial	—	—	—	—	—
Commercial and industrial	210	269	—	479	—
Consumer and other	18	1	—	26	2
Total charge-offs	228	270	—	578	46
Recoveries:
Construction and development	—	—	—	—	—
Residential	4	11	13	50	25
Commercial	—	—	—	—	—
Commercial and industrial	1	204	1	205	15
Consumer and other	18	8	1	30	9
Total recoveries	23	223	15	285	49
Net charge-offs (recoveries)	$205	$47	$(15)	$293	$(3)

Provision for loan losses	$1,938	$1,663	$732	$5,605	$2,982
Balance at end of period	$20,156	$18,423	$14,844	$20,156	$14,844
Allowance to loans, net of unearned income	1.27%	1.21%	1.19%	1.27%	1.19%
Allowance to gross loans	1.27%	1.20%	1.18%	1.27%	1.18%
Net charge-offs (recoveries) to average loans, net of unearned income(1)	0.05%	—%	—%	0.02%	—%
Provision for loan losses to average loans, net of unearned income(1)	0.49%	0.45%	0.24%	0.39%	0.27%
(1) Ratio is annualized.

Reconciliation of Non-GAAP Financial Measures
In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts

	Three Months Ended			Year Ended December 31,
	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021

Net income	$10,592	$6,700	$4,058	$27,071	$18,567
Add: Net OREO gains	—	—	227	—	219
Less: Gain on sale of USDA loan	—	—	—	—	2,806
Less: Net gain on sale of branches	2,372	—	—	2,372	—
Less: BOLI benefit claim	774	—	—	774	742
Less: Loss on securities	(86)	(143)	(40)	(632)	(57)
Less: Tax effect	(549)	37	69	(418)	(661)
Core net income	$8,081	$6,806	$4,256	$24,975	$15,956
Average assets	$1,994,087	$1,966,556	$1,628,804	$1,893,044	$1,510,114
Core return on average assets	1.61%	1.37%	1.04%	1.32%	1.06%

Net income	$10,592	$6,700	$4,058	$27,071	$18,567
Add: Net OREO gains	—	—	227	—	219
Add: Provision	1,938	1,663	732	5,605	2,982
Less: Gain on sale of USDA loan	—	—	—	—	2,806
Less: Net gain on sale of branches	2,372	—	—	2,372	—
Less: BOLI benefit claim	774	—	—	774	742
Less: Loss on securities	(86)	(143)	(40)	(632)	(57)
Add: Income taxes	2,521	2,174	1,445	7,725	5,732
Pretax pre-provision core net income	$11,991	$10,680	$6,502	$37,887	$24,009
Average assets	$1,994,087	$1,966,556	$1,628,804	$1,893,044	$1,510,114
Pretax pre-provision core return on average assets	2.39%	2.15%	1.58%	2.00%	1.59%

Net interest income	$20,884	$19,435	$14,096	$71,338	$52,913
Add: Fully-taxable equivalent adjustments(1)	84	86	77	335	276
Net interest income - FTE	$20,968	$19,521	$14,173	$71,673	$53,189

Net interest margin	4.38%	4.15%	3.68%	3.99%	3.78%
Effect of fully-taxable equivalent adjustments(1)	0.01%	0.02%	0.02%	0.02%	0.02%
Net interest margin - FTE	4.39%	4.17%	3.70%	4.01%	3.80%

Total stockholders' equity	$181,719	$170,325	$177,198	$181,719	$177,198
Less: Intangible assets	18,088	18,164	18,362	18,088	18,362
Tangible common equity	$163,631	$152,161	$158,836	$163,631	$158,836

1) Assumes a 24.0% tax rate for the three months ended December 31, 2022 and September 30, 2022 and a 23.5% tax rate for the three months ended December 31, 2021. Assumes a 24.0% tax rate for the year ended December 31, 2022 and a 23.5% tax rate for the year ended December 31, 2021.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts

	Three Months Ended			Year Ended December 31,
	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021

Core net income	$8,081	$6,806	$4,256	$24,975	$15,956
Diluted weighted average shares outstanding	8,932,585	8,871,116	9,125,872	8,949,669	8,316,536
Diluted core earnings per share	$0.90	$0.77	$0.47	$2.79	$1.92

Common shares outstanding at year or period end	8,706,920	8,705,920	9,012,857	8,706,920	9,012,857
Tangible book value per share	$18.79	$17.48	$17.62	$18.79	$17.62

Total assets at end of period	$2,044,866	$2,052,725	$1,782,592	$2,044,866	$1,782,592
Less: Intangible assets	18,088	18,164	18,362	18,088	18,362
Adjusted assets at end of period	$2,026,778	$2,034,561	$1,764,230	$2,026,778	$1,764,230
Tangible common equity to tangible assets	8.07%	7.48%	9.00%	8.07%	9.00%

Total average shareholders equity	$176,769	$172,402	$175,913	$174,107	$157,277
Less: Average intangible assets	18,134	18,203	18,402	18,236	18,501
Average tangible common equity	$158,635	$154,199	$157,511	$155,871	$138,776
Net income to common shareholders	$10,592	$6,700	$4,058	$27,071	$18,567
Return on average tangible common equity	26.49%	17.24%	10.22%	17.37%	13.38%
Average tangible common equity	$158,635	$154,199	$157,511	$155,871	$138,776
Core net income	$8,081	$6,806	$4,256	$24,975	$15,956
Core return on average tangible common equity	20.21%	17.51%	10.72%	16.02%	11.50%

Net interest income	$20,884	$19,435	$14,096	$71,338	$52,913
Add: Noninterest income	4,603	1,339	1,751	8,677	10,803
Less: Gain on sale of USDA loan	—	—	—	—	2,806
Less: Gain on sale of branches	2,600	—	—	2,600	—
Less: BOLI benefit claim	774	—	—	774	742
Less: Loss on securities	(86)	(143)	(40)	(632)	(57)
Operating revenue	$22,199	$20,917	$15,887	$77,273	$60,225

Expenses:
Total noninterest expense	$10,436	$10,237	$9,612	$39,614	$36,435
Less: Net OREO gains	—	—	227	—	219
Less: Loss on sale of branches	228	—	—	228	—
Adjusted noninterest expenses	$10,208	$10,237	$9,385	$39,386	$36,216
Core efficiency ratio	45.98%	48.94%	59.07%	50.97%	60.13%